UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (604) 602-1675

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01	Regulation FD Disclosure

As previously announced, our company entered into a Joint Venture Agreement (the “WOM Agreement”) on January 16, 2014 with World of Marihuana Productions Ltd. (“WOM”) where our company can acquire up to 51% of the Joint Venture business ownership interest. WOM has or will acquire a licence issued by Health Canada (the “Licence”) to allow for WOM to operate a business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marijuana (the “Business”) which shall be located at 33420 Cardinal Street, Mission, British Columbia (the “Premises”). The Parties have entered into a non-binding Letter Of Intent dated for reference the 1st day of November, 2013 (the “LOI”) which shall be superseded by this Agreement. The Parties entered into the Joint Venture Agreement to which sets out the terms and conditions in which Enertopia may acquire an interest in the Business and the terms and conditions on which the Parties will form a joint venture to jointly participate in the Business (the “Joint Venture”). 10,000,000 shares of the restricted common stock of our company at a price of $0.04 per share to 0984329 B.C. Ltd at the direction of WOM at the time of execution of the LOI (the “LOI Shares”) (Completed); Issuance of 5,000,000 Shares to 0984329 BC Ltd. at a price of $0.18 per share and payment of $100,000.00 USD to WOM upon signing of this Agreement (the “Execution Date”) which Shares will be held in escrow (the “Escrow Shares”) by our solicitors until such time as the Effective Date has occurred. Upon occurrence of the Effective Date,

1.	the Escrow Shares will be released from escrow (Completed);

2.	payment to WOM of $75,000.00 USD by January 31, 2014 in exchange for which Enertopia will be granted a 30% Interest in the Business (Completed);

3.

issue 1,000,000 Shares at a price of $0.68 per share to 0984329 BC Ltd. and pay $200,000.00 USD to WOM on or before the date that is six months from the Execution Date in exchange for which Enertopia shall be granted a further 1% Interest in the Business; (Completed). To date, our company has issued 16,000,000 common shares of our company and paid a total of $375,000 to WOM.

We have provided notice to WOM alleging default under the terms of the WOM Agreement for, among other things, their failure to provide financial information in regards to the funding, expenses and operation of the Joint Venture. WOM has provided notice in response disputing their default, and we are currently in correspondence on the terms of the WOM Agreement that are in issue with their attorneys.

Item 9.01	Financial Statements and Exhibits

99.1	News release dated September 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERTOPIA CORP.

/s/ Robert McAllister
Robert McAllister
President and Director

September 24, 2014